Exhibit 99.1

Media:	Investors:
Phil Terrigno	Mark Macaluso
+1 914-641-2143	+1 914-641-2064
phil.terrigno@itt.com	mark.macaluso@itt.com

ITT Announces Preliminary 2025 First Quarter Results
and Intent to Repurchase up to $500 Million of ITT Shares

STAMFORD, Conn., April 10, 2025 – ITT Inc. (NYSE: ITT) today announced its preliminary unaudited financial results for the first quarter ended March 29, 2025. The Company anticipates the following:
•Orders of $1.0 billion, reflecting growth of 7% or 2% on an organic basis, driven by pump project and connectors awards
•Revenue of more than $900 million; flat on a GAAP and organic basis, driven by strength in pumps aftermarket, connectors and rail, offset by lower aerospace demand
•Operating margin of 16.5% and adjusted operating margin of 17.4%, impacted by unfavorable foreign currency
•Earnings per share (EPS) of $1.29 to $1.35 and adjusted EPS of $1.43 to $1.45
•Net cash from operating activities of $107 million to $117 million and free cash flow of $70 million to $80 million
The company will discuss its full year outlook and further details on its first quarter financial results on an investor conference call on May 1 at 8:30 a.m. ET.
As previously announced in 2023, ITT’s Board of Directors approved an indefinite term $1 billion share repurchase authorization (the “Repurchase Plan”) and as of March 29, 2025, there was $875 million of remaining authorization under the Repurchase Plan. The Company intends to utilize such plan to repurchase up to an additional $500 million of ITT shares, with such repurchases conducted in accordance with the limitations set forth in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, as amended, and subject to market conditions. The company believes that it will continue to have the financial and managerial capacity to execute further acquisitions while maintaining its investment grade credit rating.
These preliminary financial results are based on a weighted average share count of 81.7 million shares and assume an expected effective tax rate of 22%. The preliminary unaudited financial results are based on information available to management as of the date of this release and are subject to change upon completion of all quarter-end financial closing processes and adjustments related to the quarterly review of the Company’s consolidated financial statements including, but not limited to, the occurrence of any subsequent events. The preliminary estimates provided are subject to change and readers should not place undue reliance on this preliminary financial information. For more details, please refer to the Safe Harbor Statement included below.
2025 First Quarter Conference Call
The company will host a conference call at 8:30 a.m. Eastern Time on May 1 to discuss its full year outlook and first quarter financial results. To participate on the conference call, click here to register. After completing the online registration form, participants will receive the dial-in number and a unique PIN. Participants should join the call ten minutes before 8:30 a.m. ET on Thursday, May 1.
A real-time audio webcast of the presentation will also be available at https://investors.itt.com, where related materials will be available prior to the presentation. A replay of the webcast will be available beginning two hours after the call.
Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.
About ITT
ITT is a diversified leading manufacturer of highly engineered critical components and customized technology solutions for the transportation, industrial, and energy markets. Building on its heritage of innovation, ITT partners with its customers to deliver enduring solutions to the key industries that underpin our modern way of life. ITT is headquartered in Stamford, Connecticut, with employees in more than 35 countries and sales in approximately 125 countries. For more information, visit www.itt.com.
Safe Harbor Statement
This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.
We use words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “guidance,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and other similar expressions to identify such forward-looking statements. Forward looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.

Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.
Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:
•uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
•the imposition of new or increased tariffs by the U.S. government, particularly those targeting imports from specific countries, and the potential for retaliatory trade measures by affected countries, which could disrupt global supply chains, increase costs and reduce customer demand;
•fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
•fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
•volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
•impacts and risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;
•our inability to hire or retain key personnel;
•failure to compete successfully and innovate in our markets;
•failure to manage the distribution of products and services effectively;
•failure to protect our intellectual property rights or violations of the intellectual property rights of others;
•the extent to which there are quality problems with respect to manufacturing processes or finished goods;
•the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
•loss of or decrease in sales from our most significant customers;
•risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
•fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;
•the risk of material business interruptions, particularly at our manufacturing facilities;
•risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
•fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;
•changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform
•failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and
•risk of product liability claims and litigation.

The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

Key Performance Indicators and Non-GAAP Measures
ITT reviews a variety of key performance indicators including revenue, operating income and margin, earnings per share, order growth, and backlog. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and Organic Orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations, acquisitions, and divestitures that may or may not qualify as discontinued operations. Current year activity from acquisitions is excluded for twelve months following the closing date of acquisition. The period-over-period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. Prior year revenue and orders are adjusted to exclude activity during the comparable period for twelve months post-closing date for divestitures that do not qualify as discontinued operations. We believe that reporting organic revenue and organic orders provide useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, certain asset impairment charges, certain acquisition- and divestiture-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. Adjusted Income from Continuing Operations per Diluted Share (Adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provide useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Revenue/Orders to Organic Revenue/Orders
	Revenue	Orders
Q1 2025 Revenue / Orders	$913.0	$1,046.5
Less: Acquisitions	57.5	103.1
Less: Foreign currency translation	(16.0)	(16.3)
Q1 2025 Organic revenue / orders	$871.5	$959.7
Q1 2024 Revenue / Orders	$910.6	$976.2
Less: Divestitures	39.5	39.5
Q1 2024 Organic revenue / orders	$871.1	$936.7
Organic Revenue / Orders Growth - $	$0.4	$23.0
Organic Revenue / Orders Growth - %	—%	2.5%

Reported Revenue / Orders Growth - $	$2.4	$70.3
Reported Revenue / Orders Growth - %	0.3%	7.2%

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Operating Income/Margin to Adjusted Operating Income/Margin
Q1 2025
Reported Operating Income	$150.9
Restructuring costs	6.5
Other special items	1.9
Adjusted Operating Income	$159.3

Reported Operating Margin	16.5%
Impact of special item adjustments	90 bps
Adjusted Operating Margin	17.4%

ITT Inc. Non-GAAP Reconciliation Statements
(all amounts unaudited)

Reconciliation of Reported vs. Adjusted EPS
Q1 2025
Reported	$1.29 - $1.35
Special Items Expense / (Income):
Restructuring costs	0.08
Other	0.02
Net tax benefit of pre-tax special items	(0.02)
Tax-related special items	0.02 - 0.06
Adjusted	$1.43 - $1.45

Per share amounts are based on diluted weighted average common shares outstanding.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Cash from Operating Activities to Free Cash Flow
Q1 2025
Net Cash - Operating Activities	$107 - $117
Less: Capital expenditures	$37
Free Cash Flow	$70 - $80